Exhibit 10.1
Agreement
     THIS AGREEMENT (this “Agreement”) is made and entered into as of October 19, 2009, by and among SYNERGETICS USA, INC., a Delaware corporation, (“Synergetics”) on the one hand and STEVEN R. BECKER (“Becker”), BC ADVISORS, LLC, a Texas limited liability company, SRB MANAGEMENT, L.P., a Texas limited partnership, SRB GREENWAY OPPORTUNITY FUND, L.P., a Texas limited partnership, and SRB GREENWAY CAPITAL (Q.P.), L.P., a Texas limited partnership (“SRB QP”), on the other. The persons and entities listed above other than Synergetics are herein referred to as the Becker Parties.
     On October 7, 2009, the Becker Parties filed a report on Schedule 13D under the Securities Exchange Act of 1934 reporting that they collectively beneficially own 1,510,444 shares of the common stock of Synergetics. On October 9, 2009, SRB QP provided notice (the “Notice”) to Synergetics of its nomination of two (2) candidates for election to the Synergetics Board of Directors (the “Board”) at the Synergetics 2009 Annual Meeting of Stockholders to be held December 17, 2009 (the “2009 Annual Meeting”). Synergetics and the Becker Parties have engaged in discussions regarding SRB QP’s nomination of candidates to the Board, and have reached an understanding with regard to the future composition of the Synergetics Board.
     NOW, THEREFORE, in consideration of the foregoing, and the promises and covenants herein contained, Synergetics and the Becker Parties agree as follows:
1. IMMEDIATE ACTIONS OF THE PARTIES
Promptly upon execution of this Agreement:
     (a) SRB QP will immediately provide Synergetics with written confirmation reasonably satisfactory to Synergetics indicating that SRB QP is irrevocably withdrawing the Notice, effective as of the date hereof.
     (b) The Becker Parties shall, within two (2) business days of the date hereof, file a Schedule 13G with the Securities and Exchange Commission reporting that the provisions of Rule 13d-1(e), (f) and (g) of the Exchange Act are not applicable to the Becker Partners.
     (c) To the extent permitted by law and the fiduciary duties of the directors of the Synergetics Board, Synergetics will work with Becker in good faith to appoint only one (1) new independent Board member who is mutually acceptable to each of Becker and the Nominating and Governance Committee of the Board, in their reasonable discretion, within the six (6) month time period following the date of this Agreement (the “Term”).

2. ACTIONS OF THE PARTIES BETWEEN THE DATE HEREOF AND THE 2009 ANNUAL MEETING
Between the date of this Agreement and the conclusion of the 2009 Annual Meeting:
     (a) The Becker Parties shall not, directly or indirectly, take any action in opposition to the election at the 2009 Annual Meeting of the director candidates nominated by Synergetics, as such nominees may be constituted from time to time or solicit, support or encourage the taking of any such action by any other person.
     (b) To the extent permitted by law and the fiduciary duties of the directors of the Synergetics Board, Synergetics will not, without the consent of Becker, take any action designed to prevent this Agreement from becoming and remaining effective.
3. CERTAIN UNDERSTANDINGS OF THE PARTIES
     (a) Each of the Becker Parties appoints Becker as its representative, empowers Becker to agree to any and all waivers and amendments to this Agreement on behalf of the Becker Parties and agrees to be bound by Becker’s actions with respect to any such waivers or amendments.
     (b) In the event of any change to the composition of the Synergetics Board involving at least two (2) directors arising out of a business combination (which shall include a refinancing, restructuring, merger, sale, acquisition, change in control, material change in equity ownership, liquidation, governmental intervention, etc.) during the Term, this Agreement shall thereafter be null and void and of no effect.
     (c) Each member of the Becker Group agrees that until the earlier of: (1) nine months from the date of this Agreement, or (2) ten days prior to the deadline for giving notice of nominations of persons for election as directors at the Synergetics 2010 Annual Meeting of Stockholders, he or it will not, and he or it will cause each of such member’s Affiliates or agents or other persons acting on his or its behalf not to, and will use commercially reasonable efforts to cause his or its respective Associates not to:
          (i) submit any stockholder proposal (pursuant to Rule 14a-8 promulgated by the SEC under the Exchange Act or otherwise) or any notice of nomination or other business for consideration, and will not nominate any candidate for election to the Board or oppose the directors nominated by the Board.
          (ii) form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the common stock of Synergetics (the “Common Stock”) or deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement, other than solely with other members of the Becker Group or one or more Affiliates of a member of the Becker Group with respect to the Common Stock currently owned by the Becker Group or to the extent such a group may be deemed to result with the Company or any of its Affiliates as a result of this Agreement;
          (iii) solicit proxies or written consents of stockholders, or otherwise conduct any nonbinding referendum with respect to Common Stock, or make, or in any way participate in,

any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Exchange Act to vote, or advise, encourage or influence any person with respect to voting, any shares of Common Stock with respect to any matter, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at the 2009 Annual Meeting of Stockholders;
          (iv) seek to call, or to request the call of, a special meeting of the stockholders of the Company, or seek to make, or make, a stockholder proposal at any meeting of the stockholders of the Company or make a request for a list of the Company’s stockholders (or otherwise induce or encourage any other person to initiate such proposal or request) or otherwise acting alone, or in concert with others, seek to control or influence the governance or policies of the Company;
          (v) effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings with any third person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (A) any acquisition, directly or indirectly, of any securities (or beneficial ownership thereof), or rights or options to acquire any securities (or beneficial ownership thereof), or any material assets or businesses, of the Company or any of its subsidiaries, (B) any tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries, or (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries;
          (vi) enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other person that engages, or offers or proposes to engage, in any of the foregoing; or
          (vii) take or cause or induce others to take any action inconsistent with any of the foregoing.
     For purposes of this Agreement, the terms “Affiliate” and “Associate” have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the terms “beneficial owner” and “beneficial ownership” shall have the respective meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
     (d) Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall be construed as creating an obligation of Synergetics, its Board or any committee of the Board to act in derogation of its fiduciary obligations.

4. MISCELLANEOUS
     (a) ENTIRE AGREEMENT. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.
     (b) GOVERNING LAW. This Agreement and all matters arising out of or relating hereto, including its validity, construction and interpretation, shall be governed by the laws of the State of Delaware, without regard to the laws as to choice or conflict of laws.
     (c) SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of Synergetics, on the one hand, or any of the Becker Parties, on the other, to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part, in accordance with and subject to the terms and conditions of this Agreement, will cause irreparable injury to the Becker Parties or to Synergetics, respectively, for which damages, even if available, will not be an adequate remedy. Accordingly, each of Synergetics and the Becker Parties hereby consents, to the extent that such consent is permitted by law, to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of their respective obligations and to the granting by any court of the remedy of specific performance of their obligations hereunder.
     (d) COUNTERPARTS. This Agreement may be executed by facsimile or email in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party to this Agreement shall have received counterparts signed by all of the other parties.
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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SYNERGETICS USA, INC.
By:	/s/ David M. Hable
	Name:	David M. Hable
	Title:	President & CEO

/s/ Steven R. Becker
Steven R. Becker

BC ADVISORS, LLC
By:	/s/ Steven R. Becker
Steven R. Becker, Member

SRB MANAGEMENT, L.P.
By:	BC Advisors, LLC, its General Partner

By:	/s/ Steven R. Becker
Steven R. Becker, Member

SRB Greenway Opportunity Fund, L.P.
By:	SRB Management, L.P., General Partner

By:	BC Advisors, L.L.C., General Partner

By:	/s/ Steven R. Becker
Steven R. Becker , Member

SRB Greenway Opportunity Fund (QP), L.P.
By:	SRB Management, L.P., General Partner

By:	BC Advisors, L.L.C., General Partner

By:	/s/ Steven R. Becker
Steven R. Becker, Member

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